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Exhibit 10.3

NEW WORLD RESTAURANT GROUP, INC.

EXECUTIVE EMPLOYEE INCENTIVE PLAN

(effective December 19, 2003)

i

NEW WORLD RESTAURANT GROUP, INC.
EXECUTIVE EMPLOYEE INCENTIVE PLAN

ARTICLE I
INTRODUCTION

        1.1   Establishment. New World Restaurant Group, Inc., a Delaware corporation, effective January 1, 2004, hereby establishes the New World Restaurant Group, Inc. Employee Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(i)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to certain key employees of the Company and non-qualified stock options to certain key employees and consultants to the Company.

        1.2   Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

        1.3   Effective Date. The initial effective date of the Plan is December 19, 2003.

ARTICLE II
DEFINITIONS

        2.1   Definitions. The following terms shall have the meanings set forth below:

          (a)   "Affiliated Corporation" means any corporation or other entity that is affiliated with New World Restaurant Group, Inc. through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

          (b)   "Board" means the Board of Directors of New World Restaurant Group, Inc.

          (c)   "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (d)   "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

          (e)   "Company" means New World Restaurant Group, Inc. and the Affiliated Corporations.

          (f)    "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

          (g)   "Effective Date" means the original effective date of the Plan, January 1, 2004,

          (h)   "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

          (i)    "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

          (k)   "Fair Market Value" means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(f)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

          (l)    "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

          (m)  "Non-Qualified Option" means any Option other than an Incentive Option.

          (n)   "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (o)   "Option Agreement" shall have the meaning given to such term in Section 7.2 hereof.

          (p)   "Option Holder" means a Participant who has been granted one or more Options under the Plan.

          (q)   "Option Period" means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

          (r)   "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

          (s)   "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

          (t)    "Securities Act" means the Securities Act of 1933, as it may be amended from time to time.

          (u)   "Share" means one whole share of Stock.

          (v)   "Stock" means the [    ] par value common stock of New World Restaurant Group, Inc.

        2.2   Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III
PLAN ADMINISTRATION

        3.1   General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the number of shares covered by each Option granted under the Plan, the time at which such Options are to be granted, and the Option Price, period and manner in which Options become exercisable. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to the Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        3.2   Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Options under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Option, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Options to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

ARTICLE IV
STOCK SUBJECT TO THE PLAN

        4.1   Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options is 900,000 Shares, all of which may be issued under Incentive Options. Upon exercise of an Option, the Shares issued upon exercise of such Option shall no longer be considered to be subject to an outstanding Option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Option granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of

Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        4.2   Limit on Option Grants. The maximum number of Shares with respect to which a Participant may receive Options under the Plan during the terms of the Plan is 300,000 Shares. The maximum number may be increased from time to time by approval of the Board and by the stockholders of the Company. No Options may be granted with respect to any increased number of Shares until such increase has been approved by the stockholders. Stockholder approval shall not be required for increases solely pursuant to Section 4.4 below.

        4.3   Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised, and any Shares withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option, shall automatically become available for use under the Plan, provided, however, that no more than 800,000 Shares may be issued under Incentive Options.

        4.4   Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Options may be granted under the Plan, (ii) the Shares then included in each outstanding Option granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

        4.5   Other Distributions and Changes in the Stock. If

          (a)   The Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.4), or

          (b)   The Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

          (c)   There shall be any other change (except as described in Section 4.4) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Option, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

        4.6   General Adjustment Rules. No adjustment or substitution provided for in this ARTICLE IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed.

        4.7   Determination by the Committee, Etc. Adjustments under this ARTICLE IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V
CORPORATE REORGANIZATION; CHANGE OF CONTROL

        5.1   Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee may take any one or more of the following actions with respect to outstanding Options:

          (a)   Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals, or otherwise have been satisfied;

          (b)   Provide for the assumption or substitution of any or all Options as described in Section 5.2;

          (c)   Make any other provision for outstanding Options as the Committee deems appropriate.

The Committee may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Options.

        5.2   Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options.

        5.3   Corporate Transaction. A Corporate Transaction shall include the following:

          (a)   Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

          (b)   Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

          (c)   Liquidation: the dissolution or liquidation of the Company;

          (d)   Change of Control: A "Change of Control" means any transaction or event occurring on or after the date of this Plan as a direct or indirect result of which (a) any Person or any group in the aggregate equity interests (other than Greenlight Capital Offshore Ltd.) shall (1) beneficially own (directly or indirectly) of the Company having more than 50% of the aggregate voting power of all equity interests of the Company at the time outstanding or (2) have the right or power to appoint a majority of the board of directors of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Company then in office; or (c) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any indebtedness of the Company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Company to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease all or a portion of such indebtedness).

The terms "beneficially own", "beneficial owner" and "Group" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that, for the purposes of this definition of "Change of Control" only, any Person or Group other than the Greenlight Capital Offshore Ltd. shall be deemed to be the current beneficial owner of any shares of voting Stock of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant; or

          (e)   Other Transactions: Any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VI
PARTICIPATION

        Employee Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any Option Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such Option Agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII
OPTIONS

        7.1   Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

        7.2   Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Agreement"). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

          (a)   Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

          (b)   Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          (c)   Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

          (d)   Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

            (i)    If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

            (ii)   If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

            (iii)  If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

            (iv)  If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause,

    Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

          (e)   Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee.

          (f)    Exercise, Payments, Etc.

            (i)    Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's transaction described in subsection 7.2(f)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

            (ii)   The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

              (A)  in cash;

              (B)  by certified check, cashier's check or other check acceptable to the Company, payable to the order of the Company;

              (C)  by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six (6) months or such other period of time fixed by the Committee; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair

      Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

              (D)  if permitted by law, by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

          (g)   Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

          (h)   Withholding.

            (i)    Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in ARTICLE VIII.

            (ii)   Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

        7.3   Restrictions on Incentive Options.

          (a)   Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted.

          (b)   Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

        7.4   Transferability.

          (a)   General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder's guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

          (b)   No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

        7.5   Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in ARTICLE IV.

ARTICLE VIII
RIGHTS OF PARTICIPANTS

        8.1   Service. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

        8.2   No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE IX
GENERAL RESTRICTIONS

        9.1   Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

        9.2   Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

        9.3   Changes in Accounting Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

ARTICLE X
OTHER EMPLOYEE BENEFITS

        The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or sale of Option Shares shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XI
PLAN AMENDMENT, MODIFICATION AND TERMINATION

        The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Options granted under the Plan without the consent of the Participant holding such Options.

ARTICLE XII
WITHHOLDING

        12.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

        12.2 Withholding With Stock. At the time the Committee grants an Option or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

          (a)   All elections must be made prior to the Tax Date.

          (b)   All elections shall be irrevocable.

          (c)   If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XIII
REQUIREMENTS OF LAW

        13.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        13.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Option for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the Option Agreement which describes the Options.

        13.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XIV
DURATION OF THE PLAN

        Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on December 19, 2013, and no Option shall be granted after such termination. Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

[SIGNATURE PAGE FOLLOWS]

Dated: March 26, 2003

NEW WORLD RESTAURANT GROUP, INC. a Delaware corporation
By:	/s/ PAUL J.B. MURPHY, III Paul J.B. Murphy, III Chairman and Chief Executive Officer and Principal Executive Officer

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NEW WORLD RESTAURANT GROUP, INC. EXECUTIVE EMPLOYEE INCENTIVE PLAN (effective December 19, 2003)